Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

THE CHEESECAKE FACTORY COMPLETES ACQUISITIONS OF NORTH ITALIA AND FOX RESTAURANT CONCEPTS

Reinforces leadership position in experiential dining

Calabasas Hills, Calif., – October 2, 2019 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it has closed the acquisitions of North Italia and Fox Restaurant Concepts (“FRC”), including Flower Child.

The transactions were completed for $308 million in consideration at closing, including $12 million earmarked for customary post-closing adjustments. An additional $45 million will be due ratably over the next four years, and the FRC transaction also includes an earn-out provision based on the financial performance of the FRC brands outside of North Italia and Flower Child. The Company previously invested $88 million in the North Italia and Flower Child concepts over the last three years in anticipation of their purchase.

North Italia turns a modern lens on Italian cooking in the upscale, casual-dining segment. All dishes are handmade from scratch daily. The concept currently has 21 locations in ten states and Washington D.C. North Italia’s operations will be located at The Cheesecake Factory Incorporated’s corporate headquarters in Calabasas Hills, California to help scale the concept nationally.

FRC was founded by Sam Fox, a 10-time James Beard Award semifinalist for Restaurateur of the Year, New York Times best-selling cookbook author and recently named one of the 50 most influential people in the restaurant industry by Nation’s Restaurant News for the fifth consecutive year. FRC currently operates 47 restaurants across 8 states and Washington D.C. Each restaurant is individually designed to provide guests with a one-of-a-kind dining experience that will leave a lasting impression. FRC will operate as an independent subsidiary and continue to be led by Fox from FRC’s headquarters in Phoenix, Arizona.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people – this defines who we are and where we are going. We currently own and operate 288 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia® and a collection within the Fox Restaurant Concepts subsidiary. Internationally, 23 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2019, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the sixth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitaliarestaurant.com and www.foxrc.com.

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding operations of The Cheesecake Factory, North Italia and FRC. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by factors outside of the Company’s control including: the ability to achieve projected financial results; economic and political conditions that impact consumer confidence and spending; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of the North Italia, Flower Child and other concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; changes in laws impacting the Company’s business, including increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risk, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

Contacts:

Investors

The Cheesecake Factory Incorporated

Stacy Feit

(818) 871-3000

investorrelations@thecheesecakefactory.com

Media

Berk Communications

Marisa Carstens

(917) 328-4725

cheesecake@berkcommunications.com

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100